Company Contact: Jingwei International Limited Yong Xu or Vanessa Bao Tel: +86-755-8631-9436 Email: vanessa@jingweicom.com www.jingweicom.com	Investor Relations Contact: CCG Investor Relations Kalle Ahl, CFA Phone: +1-646-833-3417 (New York) E-mail: kalle.ahl@ccgir.com www.ccgir.com

Jingwei International Limited Announces Preliminary Agreement to Acquire Shanghai Haicom Telecommunication Corporation Limited

Shenzhen, China, October 11, 2010 /PRNewswire/ -- Jingwei International Limited (NASDAQ: JNGW) ("Jingwei" or “the Company"), a leading provider of data-mining, interactive marketing and software services in China, today announced that it has signed a Framework Agreement (the “Agreement”) with Shanghai Haicom Telecommunication Corporation Limited (“Haicom”) in Shanghai, China to acquire all of the outstanding equity interests of Haicom to advance the long term business interests of both companies.

Founded in 1992, Haicom is an Internet and mobile value added service platform provider based in Shanghai with business operations covering over ten provinces in China.  Haicom develops 3G system solutions and provides interactive marketing services to financial institutions and major telecom carriers in China.

Under terms of the Agreement, Jingwei will pay Haicom total consideration of up to RMB 55 million, or $8.2 million, consisting of cash of RMB 35 million, or $5.2 million, and stock of up to RMB 20 million, or $3.0 million, payable in phases based on performance milestones.  The issuance of the Company shares to Haicom is contingent upon the achievement of a minimum level of revenue and earnings targets by the acquired business mutually agreed upon by the parties for the fiscal year ending December 31, 2011.  The cash portion of this deal will be funded with cash on hand.  Jingwei expects this acquisition to be accretive to the Company’s earnings per share immediately in 2010 and thereafter.  The final terms of the acquisition will be agreed by the parties in a definitive agreement, subject to negotiation regarding matters not otherwise set forth in the Agreement.

Mr. Rick Luk, Jingwei International’s CEO, said, “Haicom’s competitive product offerings and channel coverage in mobile value added services in the financial and telecom sectors are highly complementary to our technologies, product offerings and strategy to capitalize on China’s rapidly growing opportunities in the 3G space.  We believe Haicom is an outstanding fit for Jingwei International and fully supports our growth heading into 2011.”

“Haicom has a proven record of innovation and we see significant opportunity for product and market synergies as we combine their capabilities with our own expertise.  This acquisition allows us to offer our customers and partners enhanced data mining and interactive marketing services, wider distribution capabilities and broader product offerings, all of which we believe will strengthen Jingwei’s market position,” concluded Mr. George Du, Chairman of Jingwei International, Inc.

About Jingwei International Limited:

Jingwei International Limited ("Jingwei") has established a leading position in China in data mining, interactive marketing and software services.  By leveraging its proprietary database of over 400 million consumer profiles, Jingwei helps companies to more effectively reach their target audiences. To capitalize on China’s rapid growth in mobile, Internet and e-Commerce applications, Jingwei has focused on new data mining offerings that encompass interactive marketing, bundled mobility solutions and mobile value added services.  The Company’s software services include business intelligence, billing, customer relationship management and decision support solutions for Chinese telecom operators and power companies.

Business Risks and Forward-Looking Statements

This report includes forward-looking statements. Generally, the words "believes," "anticipates," "may," "will," "should," "expect," "intend," "estimate," "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time,and our ability to successfully integrate Haicom’s operations with our own, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

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